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                                                                     EXHIBIT 8.1

                     FORM OF OPINION OF SULLIVAN & CROMWELL

                                                                     June , 2001

First Union Corporation,

 One First Union Center,


  Charlotte, North Carolina 28288-0013


Ladies and Gentlemen:

   We have acted as counsel to First Union Corporation, a North Carolina Corporation ("First Union"), in connection with the planned merger of Wachovia Corporation, a North Carolina corporation ("Wachovia"), with and into First Union, pursuant to the Agreement and Plan of Merger dated as of April 15, 2001, and amended and restated, between First Union and Wachovia (the "Merger Agreement"). All capitalized terms used and not otherwise defined herein shall have the meanings provided in the Merger Agreement.

   For purposes of this opinion, we have reviewed the Merger Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent that: (i) the Merger will be completed in the manner set forth in the Merger Agreement and in the Registration Statement on Form S-4 of First Union, including the Joint Proxy Statement/Prospectus of First Union and Wachovia contained therein (the "Registration Statement"), and (ii) the representations contained in the letters of representation from First Union and Wachovia to us both dated June
 , 2000, will be true and complete at the Effective Time.




   Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm our opinion as set forth under the caption "Material Federal Income Tax Consequences".


   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain U.S. Federal Income Tax Considerations." In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                          Very truly yours,